                          BRIDGE FINANCING AGREEMENT




                          Dated as of August 26, 1997


                                 by and among


                           THE MARQUEE GROUP, INC.,

                           THE SUBSIDIARY GUARANTORS

                                      and

                    THE HUFF ALTERNATIVE INCOME FUND, L.P.




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                               TABLE OF CONTENTS

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
ARTICLE I
         DEFINITIONS..............................................................................................1
         1.1        Definitions...................................................................................1
         1.2        Accounting Terms..............................................................................6
         1.3        Section References............................................................................6

ARTICLE II
         AMOUNT AND TERMS OF THE LOAN; FEES; OPTION AGREEMENT.....................................................6
         2.1        The Loan......................................................................................6
         2.2        Fees..........................................................................................6
         2.3        Bridge Financing Note; Interest and Maturity; Payment of Interest in Kind.....................7
         2.4        Payments and Computations.....................................................................7
         2.5        Payment on Non-Business Days..................................................................7
         2.6        Use of Proceeds...............................................................................7

ARTICLE III
         CLOSING; CONDITIONS TO CLOSING...........................................................................8
         3.1        Closing.......................................................................................8
         3.2        Conditions Precedent to Loan..................................................................8
                    (a)     Documents Delivered...................................................................8
                    (b)     Representations and Warranties True...................................................9
                    (c)     No Default...........................................................................10
                    (d)     Performance..........................................................................10
                    (e)     No Material Adverse Change...........................................................10

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
         SUBSIDIARY GUARANTORS...................................................................................10
         Representations and Warranties of the Company and the Subsidiary Guarantors.............................10
         4.1        Organization, Good Standing and Qualification................................................10
         4.2        Capitalization...............................................................................11
         4.3        Subsidiaries.................................................................................11
         4.4        Authorization................................................................................11
         4.5        Valid Issuance of Securities.................................................................12
         4.6        Governmental Consents........................................................................12
         4.7        Litigation...................................................................................12
         4.8        Compliance with Other Instruments............................................................13
         4.9        Disclosure...................................................................................13
         4.10       SEC Documents................................................................................13
         4.11       No Material Adverse Changes..................................................................14
         4.12       Prior Registration Rights....................................................................14

                                       i

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         4.13       Financial Statements.........................................................................14
         4.14       Compliance with Laws.........................................................................14
         4.15       Insurance....................................................................................15
         4.16       Transactions with Affiliates.................................................................15
         4.17       Solvency.....................................................................................15
         4.18       No Defaults..................................................................................15
         4.19       Margin Regulations...........................................................................15
         4.20       Contemplated Public Offering.................................................................15
         4.21       Compliance with ERISA........................................................................15
         4.22       Taxes........................................................................................16
         4.23       Not an Investment Company....................................................................16
         4.24       Leases.......................................................................................16
         4.25       Environmental Matters........................................................................16

ARTICLE V
         REPRESENTATIONS AND WARRANTIES OF THE FUND..............................................................16
         5.1        Authorization................................................................................16
         5.2        Investment Intent............................................................................17

ARTICLE VI
         COVENANTS...............................................................................................17
         6.1        Affirmative Covenants........................................................................17
                    (a)     Corporate Existence..................................................................17
                    (b)     Maintenance of Property; Insurance...................................................17
                    (c)     Compliance with Law..................................................................17
                    (d)     Further Assurances...................................................................17
                    (e)     Keeping of Books.....................................................................18
                    (f)     Payment of Taxes, etc................................................................18
                    (g)     Access to Records; Financial Statements..............................................18
                    (h)     Notice of Certain Events.............................................................18
                    (i)     Future Direct and Indirect Subsidiaries of the Company...............................19
                    (j)     Consummation of the Acquisition and the Contemplated Public Offering
                             ....................................................................................19
         6.2        Negative Covenants...........................................................................19
                    (a)     Operate Other Than in Ordinary Course................................................19
                    (b)     Additional Indebtedness..............................................................19
                    (c)     Investments, Loans and Advances......................................................19
                    (d)     Dividends, Prepayments, etc..........................................................20
                    (e)     Issuance of Capital Stock............................................................20
                    (f)     Merger, Consolidation, Sale or Purchase of Assets....................................20
                    (g)     Limitation on Payment Restrictions Affecting Subsidiaries............................20
                    (h)     Liens................................................................................20
                    (i)     Transactions with Affiliates and Officers............................................20


                                      ii

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ARTICLE VII
         EVENTS OF DEFAULT.......................................................................................21
         7.1        Events of Default............................................................................21

ARTICLE VIII
         MISCELLANEOUS...........................................................................................22
         8.1        Amendments, etc..............................................................................22
         8.2        No Waiver; Remedies..........................................................................23
         8.3        Indemnification..............................................................................23
         8.4        Termination..................................................................................23
         8.5        Survival of Warranties.......................................................................24
         8.6        Successors and Assigns.......................................................................24
         8.7        Governing Law................................................................................24
         8.8        Counterparts.................................................................................25
         8.9        Titles and Subtitles.........................................................................25
         8.10       Notices......................................................................................25
         8.11       [Intentionally omitted.].....................................................................26
         8.12       Expenses.....................................................................................26
         8.13        Severability................................................................................26
         8.14       Entire Agreement.............................................................................26
         8.15       Submission to Jurisdiction...................................................................26
         8.16       Waiver of Jury Trial.........................................................................26

Exhibits

Exhibit A:          Bridge Financing Note
Exhibit B-1:        Option Agreement
Exhibit B-2:        Additional Option Agreement
Exhibit C:          Guarantee, Pledge and Security Agreement
Exhibit D:          Registration Rights Agreement
Exhibit E:          Opinion of Baker & McKenzie
Exhibit F:          Disclosure Schedule

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                                      iii

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                  BRIDGE FINANCING AGREEMENT, dated as of August 26, 1997, by and among THE MARQUEE GROUP, INC., a Delaware corporation (the "Company"), each of the Subsidiaries of the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof (individually a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"), and THE HUFF ALTERNATIVE INCOME FUND, L.P., a Delaware limited partnership (the "Fund").

                                  WITNESSETH:

                  WHEREAS, the Company desires to make the Tender Offer (as hereinafter defined) for up to all of its outstanding Warrants (the "Warrants") to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock");

                  WHEREAS, for the purpose of financing the Tender Offer on a short term basis, the Company desires to borrow from the Fund, and the Fund has agreed to provide financing to the Company, on the terms and subject to the conditions set forth herein and in the Bridge Financing Note (as hereinafter defined);

                  WHEREAS, the obligations of the Company under the Bridge Financing Note and the other Loan Documents (as hereinafter defined) are to be secured pursuant to the Guarantee, Pledge and Security Agreement (as hereinafter defined);

                  WHEREAS, simultaneously herewith, in consideration of the Fund's agreement to provide financing on the terms set forth herein, the Company is paying to the Fund the Commitment Fee (as hereinafter defined) and issuing the Options (as hereinafter defined) to the Fund pursuant to the Option Agreement (as hereinafter defined) and the Company and the Fund are entering into the Option Agreement and the Registration Rights Agreement (as hereinafter defined);

                  WHEREAS, if the initial principal amount of the Loan exceeds $10,000,000, the Company has agreed to issue, an additional option pursuant to the Additional Option Agreement (as hereinafter defined);

                  NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings, whether or not such terms are also defined elsewhere in this Agreement:

                           Acquisition:  the purchase of the Warrants pursuant
to the Tender Offer.


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                           Additional Option: an option to purchase, on the
terms set forth in the Additional Option Agreement, up to a number of shares of Common Stock equal to 1% of the excess of (a) the amount of the Loan over
(b) $10,000,000.

                           Additional Option Agreement: the Additional Option
Agreement, dated as of the Closing Date, from the Company to the Fund, in the form of Exhibit B-2 hereto, to be entered into if the initial principal amount of the Loan exceeds $10,000,000.

                           Additional SEC Documents: all documents filed by
the Company with the SEC after the date of this Agreement, including any amendments to the 1997 SB-2 or the Schedule 13e-4.

                           Affiliate: with respect to any Person, any other
Person controlling, controlled by, or under common control with, such Person. "Affiliate" with respect to the Company shall specifically include, without limitation, Sillerman Communications Management Corporation, Robert F.X. Sillerman ("Sillerman") and any Person more than 5% owned by Sillerman directly or indirectly.

                           Bridge Financing Note: the Note of the Company,
substantially in the form of Exhibit A hereto, to be issued to evidence the Loan.

                           Business Day: any day other than a Saturday, Sunday
or any other day on which commercial banks are required by law or authorized to close in New York City.

                           Closing:  has the meaning provided in Section 3.1.

                           Closing Date: has the meaning provided in Section
3.1.

                           Code: the Internal Revenue Code of 1986, as in
effect from time to time, and any successor thereto.

                           Commitment Fee: has the meaning provided in Section
2.2(a).

                           Common Stock: the common stock, par value $.01 per
share, of the Company.

                           Companies: the Company and each of its
Subsidiaries.

                           Company: The Marquee Group, Inc., a Delaware
corporation, and its successors and assigns.

                           Contemplated Public Offering: the proposed offering
of shares of Common Stock contemplated by the 1997 SB-2, the proceeds of which will be used in part to repay the Loan, if not theretofore repaid.

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                           Default: any event or condition that, with notice
or lapse of time or both, would become an Event of Default.

                           Disclosure Schedule: has the meaning provided in
Article IV.

                           Environmental Laws: any federal, state, local or
foreign laws (including common law), statutes, codes, ordinances, rules, regulations or other requirements relating to the environment, natural resources, or public or employee health and safety and includes but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss.6901 et seq., the Clean Water Act, 33 U.S.C. ss.1251 et seq., the Clean Air Act, 33 U.S.C. ss.2601 et seq., the Toxic Substances Control Act, 15 U.S.C. ss.2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. ss.2701 et seq., Federal Safe Drinking Water Act, 42 U.S.C. ss.300 F et seq., and the Occupational Safety and Health Act, 29 U.S.C. ss.651 et seq., as such laws have been amended or supplemented, and the regulations promulgated thereto, and all analogous state or local statutes.

                           ERISA: the Employee Retirement Income Security Act
of 1974, as in effect from time to time, and any successor thereto.

                           ERISA Affiliate: each of the Companies, and any
other Person that, together with any of the Companies, would be treated as a single employer under Section 414 of the Code.

                           Event of Default: any of the events specified as
such, and during the periods specified, in Article VII.

                           Funding Fee: has the meaning provided in Section
2.2(b).

                           Exchange Act: has the meaning provided in Section
4.10.

                           Financial Statements: has the meaning provided in
Section 4.13.

                           Fund: The Huff Alternative Income Fund, L.P., a
Delaware limited partnership.

                           Future Subsidiaries: has the meaning provided in
Section 6.1(i).

                           GAAP: generally accepted accounting principles in
the United States as in effect from time to time, applied on a consistent basis.

                           Guarantee, Pledge and Security Agreement: the
Guarantee, Pledge and Security Agreement, dated as of the Closing Date, by and among the Company, the Subsidiary Guarantors and the Fund, in substantially the form of Exhibit C hereto.

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                           Indebtedness: without duplication (a) any liability
of any Person (i) for borrowed money, or for the deferred purchase price of any property or services, including, without limitation, all obligations, contingent or otherwise in connection with any reimbursement obligation relating to a letter of credit, or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any businesses, properties or assets of any kind (other than a trade payable or other current liability arising in the ordinary course of business) or (iii) for the payment of money relating to a lease of real or personal property that is required to be classified and accounted for as a capital lease obligation under GAAP; (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability, contingent or otherwise; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.

                           Indemnified Parties: has the meaning provided in
Section 8.3.

                           Knowledge of the Company or Known to the Company:
anything actually known or which reasonably should have been expected to have been known by an executive officer, director, shareholder, managerial employee or Affiliate of the Company or any of the Subsidiary Guarantors.

                           Laws: federal, state, local and foreign statutes,
laws, ordinances, case law, license requirements, zoning requirements, rules, regulations, directives and policies.

                           Lien: any lien, charge, claim, mortgage, security
interest or other similar encumbrance of any kind.

                           Loan: the loan to the Company provided for in
Section 2.1.

                           Loan Documents: this Agreement, the Bridge
Financing Note, the Option Agreement, the Additional Option Agreement (if the amount of the Loan exceeds $10,000,000), the Guarantee, Pledge and Security Agreement and the Registration Rights Agreement.

                           Multiemployer Plan: has the meaning given in ERISA
Section 3(37)(A).

                           Offering: the public or private offering of Common
Stock or other capital stock or securities of the Company.

                           Option Agreement: the Option Agreement, dated as of
the date hereof, from the Company to the Fund, in the form of Exhibit B-1 hereto.

                           Options: the options to purchase shares of Common
Stock on the terms set forth in the Option Agreement, and the Additional Option Agreement..

                           Option Shares: has the meaning provided in Section
4.4.

                           PBGC: the Pension Benefit Guaranty Corporation, or
any successor thereto.

                           Permitted Indebtedness: has the meaning provided in
Section 6.2(b).

                           Person: Any individual, corporation, partnership,
business trust, joint venture, association, joint stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

                           Plan: has the meaning given in ERISA Section 3(3).

                           Registration Rights Agreement: the Registration
Rights Agreement, dated as of the date hereof, between the Company and the Fund, in the form of Exhibit D hereto.

                           Schedule 13e-4: the Schedule 13e-4 filed by the
Company with respect to the Tender Offer.

                           SEC:  the Securities and Exchange Commission.

                           SEC Documents: has the meaning provided in Section
4.10.

            Securities Act: the Securities Act of 1933, as amended.

                           Solvent and Solvency: with respect to any Person on
a particular date, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities (including contingent liabilities) of such Person, (ii) the present fair salable value of the property of such Person is greater than the amount that will be required to pay the probable liabilities of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, including contingent liabilities, as they mature and (iv) such Person does not have, and will not be left with, an unreasonably small capital.

                           Subsidiary: with respect to any Person, means (i) a
corporation at least fifty percent of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner of such partnership, or (iii) any Person in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has (x) at least a fifty percent ownership interest or
(y) the power to elect or direct the election of the directors or other governing body of such Person.

                           Subsidiary Guarantors: each of the Subsidiaries of
the Company identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereof and each

Future Subsidiary that the Company is obligated to make a Subsidiary Guarantor under the terms of Section 6.1(i).

                           Tender Offer: the offer by the Company to purchase
up to all of its outstanding Warrants to purchase shares of its Common Stock.

                           Warrants: the warrants issued pursuant to the
Warrant Agreement, dated as of December 5, 1996, among the Company, Continental Stock Transfer and Trust Company, Royce Investment Group, Inc. and Continental Broker-Dealer Corporation.

                           1997 SB-2: has the meaning provided in Section 4.1.

                  1.2 Accounting Terms. All accounting terms not specifically defined herein shall be constituted in accordance with GAAP.

                  1.3 Section References. All Section references are to Sections of this Bridge Financing Agreement unless otherwise expressly provided.

                                  ARTICLE II

             AMOUNT AND TERMS OF THE LOAN; FEES; OPTION AGREEMENT

                  2.1 The Loan. The Fund agrees, upon the terms and conditions hereinafter set forth and in reliance on the representations and warranties made herein and in the other Loan Documents, to lend on a single occasion no less than $5,000,000 nor more than $11,500,000 to the Company on the Closing Date for the purpose of financing the Acquisition, including paying certain fees and expenses incurred in connection with the Acquisition and documented in such detail as may be reasonably requested by the Fund. No more than one Loan will be made hereunder. No later than 10 calendar days prior to the Closing Date, the Company will notify the Fund in writing of the Closing
Date and no later than two Business Days prior to the Closing Date the Company will notify the Fund in writing of the exact amount of the Loan (but no less than $5,000,000 nor more than $11,500,000). No later than 1:30 p.m. (New York City time) on the Closing Date, if the applicable conditions set forth in
Article III have been completely fulfilled (without regard to materiality) or waived in the sole discretion of the Fund, the Fund shall cause the proceeds of the Loan (less the fees payable to described in Section 2.2(b)) to be made available to the Company by wire transfer of immediately available funds to the Company's bank account at The Chase Manhattan Bank, N.A..

                  2.2 Fees. (a) Concurrently with the execution hereof, the Company has paid to the Fund a commitment fee of $112,500 (the "Commitment Fee") and the Company and the Fund have entered into the Option Agreement and the Registration Rights Agreement, all in consideration of the Fund's agreement to provide financing on the terms set forth herein. The Commitment Fee is non-refundable under any circumstances.

                  (b) Upon funding, the Company agrees to pay the Fund: (i) through a deduction from the amount of the proceeds of the Loan, a funding fee (the "Funding Fee") equal to the excess of (A) three percent (3%) of the total amount of the Loan, over
(B) $112,500; provided that the Funding Fee will not be less than $37,500; and
(ii) the Additional Option (if the initial amount of the Loan exceeds $10,000,000).

                  (c) In the event that this Agreement is terminated pursuant to Section 8.4, the Company will pay to the Fund a termination fee equal to $112,500 in immediately available funds no later than the earlier of: (i) the date the Company and the Fund terminate this Agreement pursuant to Section 8.4(a)(i); (ii) the date the Fund gives written notice to the Company pursuant to Section 8.4(a)(ii) or 8.4(a)(iii); or (iii) the date the Company gives written notice to the Fund pursuant to Section 8.4(a)(iv).

                  2.3 Bridge Financing Note; Interest and Maturity; Payment of Interest in Kind. The Loan will be evidenced by the Bridge Financing Note. The Company shall repay, and pay interest on, the principal amount of the Bridge Financing Note as provided in the Bridge Financing Note. In the event that the Company elects to pay interest in kind under the circumstances permitted in the Bridge Financing Note, the Company will issue additional notes to the Fund in the form of the Bridge Financing Note but in the amount of each interest payment paid in kind.

                  2.4 Payments and Computations. The Company shall make each payment under the Bridge Financing Note not later than 12:00 noon (New York City time) on the day when due (subject to Section 2.5), in United States dollars by wire transfer of immediately available funds to Summit Bank (ABA 021 202162) for the account of The Huff Alternative Income Fund L.P., account number 0035257969 (except for interest paid-in-kind under the circumstances contemplated by the Bridge Financing Note) to the holder of the Bridge Financing Note. All computations of interest under the Bridge Financing Note shall be made on the basis of a year of 360 days for the actual number of days (including the first day and the last day) elapsed.

                  2.5 Payment on Non-Business Days. Whenever any payment to be made under the Bridge Financing Note shall be stated to be due on any day other than a Business Day, such payment shall be due on the following Business Day; provided that such extension of time shall in such cases be included in the computation of interest due on such date.

                  2.6 Use of Proceeds. The Company agrees that the proceeds of the Loan shall be used only for the purpose of financing the Acquisition, including paying certain fees and expenses incurred in connection with the Acquisition and documented in such detail as may be reasonably requested by the Fund.

                                  ARTICLE III

                        CLOSING; CONDITIONS TO CLOSING

                  3.1 Closing. The closing of the Loan and the other transactions contemplated by the Loan Documents to take place on the Closing Date (the "Closing") shall take place at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, on the closing date of the Acquisition, or at such other time as the Company and the Fund may mutually agree in writing (the "Closing Date"). No later than the tenth calendar day prior to the Closing Date, the Company will give the Fund written notice of such Closing Date.

                  3.2 Conditions Precedent to Loan. The obligation of the Fund to make the Loan at the Closing is subject to the following conditions precedent (unless and to the extent expressly waived in writing by the Fund):

                  (a) Documents Delivered. The Fund shall have received the following documents, in each case in form and substance reasonably satisfactory to it:

                           (i) The Bridge Financing Note, executed by the
                  Company, and the other Loan Documents, executed by the parties thereto other than the Fund, including the Additional Option Agreement (if the amount of the Loan exceeds $10,000,000).

                           (ii) All documents required under the Guarantee,
                  Pledge and Security Agreement, including without limitation
                  (A) evidence of the establishment of the Collateral Account (as defined in the Guarantee, Pledge and Security Agreement) and irrevocable instructions with respect to such account in accordance with the Guarantee, Pledge and Security Agreement, (B) all UCC-1 financing statements called for by the Guarantee, Pledge and Security Agreement and (C) stock certificates (together with stock powers executed in blank) evidencing all issued and outstanding shares of capital stock of the Company's Subsidiaries.

                           (iii) An opinion of Baker & McKenzie, as
                  independent legal counsel to the Company and the Subsidiary Guarantors, substantially in the form of Exhibit E hereto, and as to such other matters as the Fund may reasonably request.

                           (iv) A secretary's certificate of each of the
                  Company and the Subsidiary Guarantors, signed, respectively, by its Secretary and its President or one of its Vice Presidents, as to (A) its Certificate of Incorporation and By-laws; (B) the resolutions of its Board of Directors adopting and approving any agreements relating to the Acquisition, the Contemplated Public Offering and the transactions contemplated by this Agreement and the other Loan Documents; and (C) the names, offices and signatures of its officers executing any documents in connection with the Acquisition or the transactions contemplated by this Agreement and the other Loan Documents.

                           (v) An officers' certificate or certificates signed
                  by the President or any Vice President and the chief financial officer of each of the Company and the Subsidiary Guarantors, with respect to the matters set forth in Sections 3.2(b), 3.2(c) and 3.2(d) and stating that, to the knowledge of such officers, no event or condition has occurred since the date of this Agreement that materially and adversely affects the likelihood that the Contemplated Public Offering will occur.

                           (vi) An officer's certificate or certificates,
                  signed by the chief financial officer of each of the Company and the Subsidiary Guarantors, confirming the Solvency of the Company and each of the Subsidiary Guarantors upon the making of the Loan and upon consummation of the Acquisition and the transactions contemplated by this Agreement and the other Loan Documents, setting forth in detail the calculations on which such determination of Solvency is based.

                           (vii) An opinion of Sillerman Communications
                  Management Corporation ("SCMC"), as financial advisor to the Company, stating that SCMC has reviewed the calculations used in the certificate or certificates referred to in
                  Section 3.2(a)(vi) and that SCMC is in agreement with such calculations and the determinations set forth in such certificate.

                           (viii) Copies of all authorizations, consents and
                  approvals of, evidence of other actions by, and notices and filings with, all governmental authorities and regulatory bodies that have theretofore been obtained in connection with the Acquisition and the Contemplated Public Offering.

                           (ix) An officers' certificate or certificates,
                  signed by the President or any Vice President and the chief financial officer of each of the Company and the Subsidiary Guarantors, certifying that to such officers' knowledge, there has not been, since December 31, 1996, a material adverse change in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise.

                           (x) Such other financial statements, projections,
                  approvals, opinions or documents as the Fund may reasonably request, in form and substance satisfactory to the Fund.

                  (b) Representations and Warranties True. The representations and warranties made by the Company and each of the Subsidiary Guarantors herein and in the other Loan Documents shall be true and correct in all material respects at the Closing (except to the extent any such representation or warranty was expressly made as of any other date, in which case such representation or warranty shall have been true and correct at such date).

                  (c) No Default. No Event of Default or Default shall have occurred and be continuing; there shall not exist any event of default, or any event that with notice or lapse of time or both would constitute an event of default, under any material mortgage, deed of trust, indenture or other instrument or agreement to which any of the Companies is a party or by which it or they may be bound or any of its or their property or assets may be subject to; and none of the foregoing shall occur as a result of the Loan, the Acquisition, the Contemplated Public Offering or any of the transactions contemplated by the Loan Documents.

                  (d) Performance. Each of the Company and the Subsidiary Guarantors shall have performed and complied with all agreements, covenants, obligations and conditions contained in this Agreement and the other Loan Documents.

                  (e) No Material Adverse Change. In the reasonable judgment of the Fund, (i) no material adverse change shall have occurred since December 31, 1996 in the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise, and (ii) no event or condition has occurred which materially and adversely affects the likelihood that the Contemplated Public Offering will be consummated.

                  (f) The Company shall have paid all fees of the Fund due at or prior to Closing as provided in Section 2.2 (and in accordance with Section 8.12) and all expenses of the Fund through the Closing Date.

                  (g) The Company shall have caused all Liens, with the exception of those Liens expressly permitted in Section 6.2(h), to be canceled.

                                  ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE
                             SUBSIDIARY GUARANTORS

                  Representations and Warranties of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors hereby jointly and severally represents and warrants to, and agrees with, the Fund that, except as set forth on the Disclosure Schedule furnished to the Fund and attached hereto as Exhibit F (the "Disclosure Schedule"), specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  4.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Companies has all requisite power and authority to own, lease, license and use its properties and assets and to carry on its business as now conducted and as proposed to be conducted as described in the Company's Registration Statement on Form SB-2 filed with the SEC on July 23, 1997 (the "1997 SB-2").

The Company and each of the Subsidiaries has all requisite power and authority to enter into and perform this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby. Each of the Companies is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties or assets.

                  4.2 Capitalization. The authorized capital of the Company consists of 25,000,000 shares of Common Stock, of which 8,769,162 shares are issued and outstanding, 4,519,162 shares are reserved for issuance on the exercise of the Warrants, 800,000 shares are reserved for issuance under the Company's 1996 and 1997 Stock Option Plans, and 100,000 shares are reserved for issuance on the exercise of the Options. Except for the 5,419,162 shares authorized for the issuance under the Warrants, the 1996 and 1997 Stock Option Plans and the Options and the 8,625,000 shares (including the over-allotment option) which the Company plans to issue in the Contemplated Public Offering, there are not outstanding (and the Company does not have any plan to, and will not, issue, grant or enter into) any options, warrants, rights (including conversion or preemptive rights), subscription or agreements for the purchase or capital stock. There are no voting agreements, voting trust agreements, shareholder agreements or other agreements relating to the capital stock of the Company. No outstanding options, warrants or other securities exercisable for or convertible into Common Stock require anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

                  4.3 Subsidiaries. The Disclosure Schedule correctly sets forth all of the Subsidiaries of the Company, the place of incorporation of each Subsidiary and its authorized capitalization, its shares of capital stock outstanding, and the record and beneficial owner of those shares. There are not outstanding (and neither the Company nor any Subsidiary has any plan to, and will not, issue, grant or enter into) any options, warrants, rights (including conversion or preemptive rights), subscriptions or agreements for the purchase or acquisition from or by the Company or any Subsidiary of any shares of capital stock of any Subsidiary. There are no voting agreements, voting trust agreements, shareholder agreements or other agreements relating to the capital stock of any of the Subsidiaries. Except for the Subsidiaries, the Company does not presently own or control, or have the right to own or control, directly or indirectly, any interest in any other corporation, association, partnership, limited liability company or other entity.

                  4.4 Authorization. All corporate action on the part of the Company, the Subsidiary Guarantors and their respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement and the other Loan Documents, the performance of all obligations of the Company and the Subsidiary Guarantors hereunder and thereunder and the authorization, sale, issuance (or reservation for issuance) and delivery of the shares of Common Stock issuable pursuant to the Options (the "Option Shares") has been taken. This Agreement, the Option Agreement and the Registration Rights Agreement each constitute, and when executed and delivered by the Company and the Subsidiary Guarantors, the other Loan Documents will constitute, valid and legally binding obligations of the Company and the Subsidiary Guarantors, enforceable in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                  4.5 Valid Issuance of Securities. (a) The Options have been, and the Option Shares, when issued, sold and delivered in accordance with the terms of the Option Agreement and, if applicable, the Additional Option Agreement, will be, (i) duly and validly issued and fully paid and nonassessable, (ii) free of any pledges, liens, security interests, claims or other encumbrances of any kind, (iii) issued in compliance with all applicable federal and state securities laws, and (iv) not issued in violation of any preemptive rights of shareholders. The Option Shares have been duly and validly reserved for issuance.

                  (b) The outstanding shares of Common Stock of the Company and the capital stock of each Subsidiary are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.

                  4.6 Governmental Consents. No consent, approval, order or authorization of, or registration, designation, declaration or filing with, any federal, state, local or foreign governmental authority on the part of any of the Companies is required in connection with the consummation of the Acquisition, the Contemplated Public Offering or any of the transactions contemplated by this Agreement or the other Loan Documents.

                  4.7 Litigation. There is no action, suit, proceeding claim or investigation pending or, to the Knowledge of the Company, currently threatened against any of the Companies or their officers and directors (in connection with their duties as officers and directors) (i) which questions the validity of this Agreement, the other Loan Documents, the Acquisition or the Contemplated Public Offering, or the right of the Company or any of the Subsidiary Guarantors to enter into them, or to consummate the transactions contemplated hereby, and thereby, (ii) which relates to any material violation or alleged violation of any of the Laws or otherwise arises out of or relates to services rendered to any customer or former customer of the Company or any of the Subsidiaries, or (iii) which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of any of the Companies, financially or otherwise, or any change in the current equity ownership of any of the Companies, nor is the Company or any of the Subsidiary Guarantors aware that there is any basis for any of the foregoing. The foregoing includes, without limitation, actions pending or, to the Knowledge of the Company, threatened (or any basis therefor Known to the Company) involving the employment or prior employment of any of the Companies' employees, their use in connection with the Companies' businesses of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. None of the Companies is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no material action, suit, proceeding or investigation by any of the Companies currently pending or which any of the Companies intends to initiate.

                  4.8 Compliance with Other Instruments. None of the Companies is in violation or default of, nor has any event occurred that with notice or lapse of time or both would constitute an event of default under, (i) any provisions of its certificate of incorporation, as amended, or by-laws, as amended, or similar organizational documents (true and correct copies of each of which have been furnished to the Fund), (ii) any judgment, order, writ or decree or (iii) any contract or instrument to which any of the Companies is a party or by which any of the Companies is or may become bound or to which any of their properties or assets may become subject, if in the case of any contract or instrument identified in this clause (iii), such violation, default or other event could result in a material adverse change in the assets, properties, business operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries. The execution, delivery and performance of this Agreement and the other Loan Documents, the consummation of the transactions contemplated hereby and thereby and the consummation of the Acquisition and the Contemplated Public Offering will not result in a violation of, or be in conflict with, or constitute, with or without the passage of time or the giving of notice or both, either a default or event of default under any such provision, any applicable Laws or any judgment, order, writ or decree or any contract or instrument, or require any consent, waiver or approval thereunder, or give rise to a right to terminate or accelerate the performance required by, or constitute an event which results in the creation of any Lien, charge or encumbrance upon any asset of any of the Companies. Each of the Company and the Subsidiary Guarantors represents that it is not, and will not be, obligated for any finder's fee or commission in connection with this transaction, except as disclosed in item
4.8 of the Disclosure Schedule.
The Fund will not be responsible for any finder's fee or commission.

                  4.9 Disclosure. The Company has fully provided the Fund or its counsel with all the information which the Fund has requested for evaluating an investment in the Company and all information which the Company believes is reasonably necessary to enable the Fund to make such evaluation. Neither this Agreement nor any other statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  4.10 SEC Documents. The Company has provided the Fund with copies of its Annual Report on Form 10-KSB for the year ended December 31, 1996, its Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1997 and June 30, 1997, the Schedule 13e-4 and the 1997 SB-2 (collectively, the "SEC Documents"), each as filed with the SEC. As of the date of this Agreement, such documents constitute all documents filed by the Company with the SEC since December 31, 1996. The Company will promptly file with the SEC all amendments to the SEC Documents, and any additional reports or other documents that may be required under the rules and regulations promulgated by the SEC. The Company will provide the Fund with copies of each Additional SEC Document promptly upon the filing thereof. On the date of their respective filings, the SEC Documents complied, and each Additional SEC Document will comply, in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of the SEC Documents contained, and none of the

Additional SEC Documents will contain, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, the 1997 SB-2 complied in all material respects with the requirements of the Securities Act on the date it was filed, and each amendment filed thereto will comply in all material respects with the requirements of the Securities Act on the date such amendment is filed. The Company has complied, and will continue to comply, with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, with respect to the Tender Offer, and all applicable requirements of the Exchange Act and the Securities Act with respect to the Contemplated Public Offering.

                  4.11 No Material Adverse Changes. Since December 31, 1996, there has been no material adverse change in the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries and no event which is likely to result in any such change is Known to the Company.

                  4.12 Prior Registration Rights. Except as provided on the Disclosure Schedule and in the Registration Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  4.13 Financial Statements. The Company has delivered to the Fund its audited consolidated financial statements (consolidated balance sheet and consolidated statements of operations, changes in stockholders' equity and cash flows) at December 31, 1996 and for the year then ended and its unaudited financial statements (consolidated balance sheet and consolidated statement of operations) at and for the six-month period ended June 30, 1997 (collectively the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in conformity with GAAP, as in effect at the date thereof, applied on a consistent basis throughout the periods indicated. The Financial Statements accurately describe the financial condition and operating results of the Companies as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which will not in the aggregate be material. Except as set forth in the Financial Statements, the Companies have no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1997 that are listed in item 4.13 of the Disclosure Schedule or that do not, individually, exceed $50,000 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, individually and in the aggregate, are not material to the financial condition or operating results of the Companies. The Companies maintain and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

                  4.14 Compliance with Laws. The Companies have been and are maintained and operated (and all operations thereof have been conducted) in conformity with all applicable Laws, except for such minor violations as could not, in the aggregate, result in a material adverse change in the assets, properties, business, operations, condition (financial or otherwise) or prospects of the Company or any of the Subsidiaries. Each of the Company and its Subsidiaries holds all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business. Each material license, franchise, permit or authorization held by the Company or any of its Subsidiaries is valid, and neither the Company nor any of its Subsidiaries has received any notice that any federal, state, local or foreign governmental authority intends to modify, suspend, cancel, terminate or not renew any such material license, franchise, permit or authorization.

                  4.15 Insurance. The Disclosure Schedule attached hereto sets forth a true and correct list of all insurance coverage maintained by or for the benefit of the Companies, including, without limitation, with respect to their operations or any incident, event or thing arising therefrom or relating thereto, setting forth (a) the name of the carrier, (b) the nature and dollar limits of the coverage, (c) the policy number and scheduled expiration date,
(d) the premium rate and date through which paid, (e) the named insureds thereunder, and (f) the beneficiary, if any, named thereunder. All such policies are in full force and effect; no notice of default or termination has been given thereunder; and no event, occurrence or thing has occurred which, with notice or the passage of time or both, could result in the early termination thereof.

                  4.16 Transactions with Affiliates. Except for the agreements listed in item 4.16 of the Disclosure Schedule, there are no agreements, understandings, arrangements or proposed transactions between any of the Companies and any director, officer or Affiliate thereof. Except as described in item 4.16 of the Disclosure Schedule, no employment agreement or other agreement with an Affiliate of the Companies contains any "change in control" arrangement, or any other arrangement that would enable such employee or Affiliate the right to compensation following voluntary or involuntary termination of employment or the consummation of a change in control transaction.

                  4.17 Solvency. The Company and its consolidated Subsidiaries are, and immediately after the Closing will be, Solvent.

                  4.18 No Defaults. There does not exist any Event of Default or Default.

                  4.19 Margin Regulations. No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

                  4.20 Contemplated Public Offering. The Company has no reason to believe that it will be unable to consummate the Contemplated Public Offering. The Company has neither withdrawn the Contemplated Public Offering nor received notification from the Underwriters (as defined in the 1997 SB-2) of any event that could adversely affect the Contemplated Public Offering.

                  4.21 Compliance with ERISA. Each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. No ERISA Affiliate has (i) sought a waiver of the minimum funding standard under Section 412 of the Code with respect to any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any other benefit arrangement, or made any amendment to any Plan or other benefit arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA.

                  4.22 Taxes. All United States federal and state income tax returns and all other material tax returns (including foreign tax returns) which are required to be filed by or on behalf of any of the Companies have been filed and all material taxes due pursuant to such returns or pursuant to any assessment received by any of the Companies have been paid. The charges, accruals and reserves on the books of the Companies in respect of taxes or other governmental charges have been established in accordance with GAAP. There are no examinations in progress or claims against the Company or any of its Subsidiaries for any period or periods and no notice of any claim has been received by any of the Companies. The federal tax returns of the Companies have been audited through December 31, 1996, and no issues with respect to such audits, or waivers of any statute of limitations, remain outstanding.

                  4.23 Not an Investment Company. None of the Companies is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  4.24 Leases. Except as disclosed on the Disclosure Schedule, neither the Company nor any Subsidiary is a party to any lease of real or personal property.

                  4.25 Environmental Matters. The costs and liabilities associated with Environmental Laws (including the cost of compliance therewith) have not had, and are unlikely in the future to have a material adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise. The Company and its Subsidiaries conduct their businesses in compliance in all material respects with all applicable Environmental Laws.

                                   ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE FUND

                  5.1 Authorization. The Fund has all requisite power and authority to enter into and perform this Agreement and the other Loan Documents to which it is a party and the transactions contemplated hereby and thereby. All organizational action on the part of the Fund necessary for the authorization, execution and delivery of this Agreement and the other Loan Documents to which the Fund is a party, and the performance of all obligations of the Fund hereunder and thereunder have been taken. This Agreement and the Registration Rights Agreement constitute, and when executed and delivered by the Fund, the Guarantee, Pledge and Security Agreement will constitute, valid and legally binding obligations of the Fund, enforceable in accordance with their respective terms, except (i) as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general application affecting creditors' rights generally, (ii) as enforceability may be limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions in the Registration Rights Agreement may be limited by applicable federal or state securities laws.

                  5.2 Investment Intent. The Fund is acquiring the Options to be issued pursuant to the Option Agreement and, upon the Closing, will acquire the Bridge Financing Note and any Additional Options for its own account, for investment and not with a view to the distribution thereof. The Fund understands that the Options, the Option Shares and the Bridge Financing Note have not been registered under the Securities Act or any state securities law. The Fund is an "accredited investor" as defined under the Securities Act.

                                  ARTICLE VI

                                   COVENANTS

                  6.1 Affirmative Covenants. So long as the Fund has any obligation under Section 2.1, or any amount of principal or interest on the Bridge Financing Note remains outstanding, or any fees payable and due under
Section 2.2, shall remain unpaid, each of the Company and the Subsidiary Guarantors will:


                  (a) Corporate Existence. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, in full force and effect its corporate existence and its rights (charter and statutory) and those of each of its Subsidiaries.

                  (b) Maintenance of Property; Insurance. Except as provided herein, preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, all of its properties, owned or leased, used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted; and insure and keep insured, with financially sound and reputable insurers, so much of its properties, in such amounts and against such risks, as are usually and customarily insured by companies engaged in similar businesses with respect to properties of similar character.

                  (c) Compliance with Law. Comply, and cause each of its Subsidiaries to comply, in all material respects with all Laws to which it is subject.

                  (d) Further Assurances. Execute, acknowledge, deliver, file and register at its own expense all such future agreements, instruments and documents, and perform such acts, as the Fund shall reasonably deem necessary or appropriate to effect the purposes of this Agreement and each other Loan Document, and promptly obtain or make from time to time and maintain in full force and effect at its own expense all licenses, permits, consents, authorizations, approvals and filings as may be necessary or appropriate to enable the Company to effect the Contemplated Public Offering as soon as practicable and to comply with its other obligations hereunder and under each other Loan Document.

                  (e) Keeping of Books. Keep proper books of record and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

                  (f) Payment of Taxes, etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (i) all taxes, assessments and governmental charges imposed upon it or upon its property; (ii) all lawful claims which, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith by appropriate proceedings properly instituted and diligently conducted; and
(iii) maintain appropriate reserves in respect of taxes, assessments, governmental charges and levies.

                  (g) Access to Records; Financial Statements. Provide the Fund and its authorized representatives access to all books, records, offices and other facilities and properties of the Company and its Subsidiaries, and allow the Fund and such representatives to make such inspections thereof and copies of and abstracts from such books and records, all during normal business hours, as the Fund may request, and cause its officers to (i) make themselves available to authorized representatives of the Fund to discuss the business of the Company and its Subsidiaries and (ii) furnish the Fund and such representatives with such financial and operating data, including all monthly and quarterly financial statements used by the management of the Company and its Subsidiaries, all reports and other information furnished to members of the Company's Board of Directors and all other information with respect to the financial condition, business and property of the Company and its Subsidiaries, as the Fund may from time to time reasonably request. The Company will provide the Fund with complete copies of all Additional SEC Documents immediately upon the filing thereof.

                  (h) Notice of Certain Events. Promptly upon the Company obtaining knowledge thereof, give notice to the Fund of (i) the occurrence of any Default or Event of Default, (ii) any litigation, investigation or proceeding affecting the Company or its Subsidiaries, or any default in any obligation of the Company or any of its Subsidiaries, that in any such case could reasonably be expected to have a material adverse effect either on the Company's ability to perform any of its material obligations under this Agreement or any of the Loan Documents or to consummate the Contemplated Public Offering or on the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise, or (iii) any event or matter that has resulted or may result in a material adverse change either in the Company's ability to perform any of its material obligations under this Agreement or any of the other Loan Documents or to consummate the Contemplated Public Offering or in the business, operations, properties or condition (financial or otherwise) of the Company and its Subsidiaries, considered as one enterprise; and in each case specified in clause (i), (ii) or (iii) promptly deliver an officers' certificate, signed by the President or a Vice President and the Treasurer or Secretary of the Company, specifying the nature of such event and the actions that the Company has taken or proposes to take with respect thereto.

                  (i) Future Direct and Indirect Subsidiaries of the Company. The Company shall cause each of its future direct and indirect Subsidiaries (the "Future Subsidiaries") to become a party to this Agreement and the Guarantee, Pledge and Security Agreement, such that each Future Subsidiary will become a Subsidiary Guarantor under this Agreement and the Guarantee, Pledge and Security Agreement and be subject to all the conditions of this Agreement and the Guarantee, Pledge and Security Agreement applicable to Subsidiary Guarantors.

                  (j) Consummation of the Acquisition and the Contemplated Public Offering. The Company will (i) promptly file such amendments as may be required to the Schedule 13e-4 to take into account the transactions contemplated by this Agreement and the other Loan Documents; (ii) as promptly as reasonably practicable, proceed to the purchase of the Warrants tendered in the Tender Offer; (iii) immediately upon receipt of the proceeds of the Loan, apply such proceeds to the purchase of the Warrants tendered in the Tender Offer and, to the extent permitted by Section 2.6, any fees payable with respect thereto; (iv) promptly file with the SEC an amendment to the 1997 SB-2 to take into account the transactions contemplated by this Agreement and the other Loan Documents and any other developments required to be reflected in 1997 SB-2; and (v) use its best efforts to cause the 1997 SB-2, as so amended, to become effective no later than November 1, 1997.

                  6.2 Negative Covenants. So long as the Fund has any obligation under Section 2.1 or any amount of principal or interest of the Bridge Financing Note remains outstanding, or any fees payable under Section
2.2 shall remain unpaid, neither the Company nor any of the Subsidiary Guarantors will, except as expressly contemplated by the terms of this
Agreement:

                  (a) Operate Other Than in Ordinary Course. Operate its business other than in the ordinary and usual course; or engage in any line of business, or permit any of its Subsidiaries to engage in any line of business, materially different from the lines of business carried on by the Company and its Subsidiaries on the date hereof.

                  (b) Additional Indebtedness. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Indebtedness other than (i) Indebtedness under the Loan Documents and (ii) Indebtedness in an amount not to exceed $750,000 in the aggregate, created or incurred on terms reasonably acceptable to the Fund, so long as such Indebtedness ("Permitted Indebtedness") is (A) structurally subordinated and expressly subordinated to the Bridge Financing Note and (B) the instrument or instruments evidencing such Permitted Indebtedness expressly provide that such Permitted Indebtedness will be converted into non-voting preferred stock of the Company on any bankruptcy or reorganization of the Company.

                  (c) Investments, Loans and Advances. Make, or permit any of its Subsidiaries to make, any advances or loans to, or investments (by way of transfers of property, contributions to capital, acquisitions of stock, securities or evidences of indebtedness or otherwise) in, any other Person other than in the ordinary course of business, except that (i) direct and indirect Subsidiaries of the Company may make loans, advances and other transfers of assets to the Company and (ii) the Company and its Subsidiaries may acquire and hold (A) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, and (B) commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Corporation or P-1 or the equivalent thereof by Moody's Funds Service, Inc. and in each case maturing within six months after the date of acquisition.

                  (d) Dividends, Prepayments, etc. Declare or make any dividend or other distribution on any shares of capital stock of the Company or any class of capital stock of any direct or indirect Subsidiary of the Company if less than a majority of the stock of such class is owned by the Company or another Subsidiary of the Company; purchase, redeem, or otherwise acquire for value (or permit any of its Subsidiaries to do so) any shares or right to acquire shares of any capital stock of the Company (other than the purchase of Warrants pursuant to the Tender Offer); make any voluntary prepayment in respect of Indebtedness of the Company or any of its Subsidiaries; or make any payment in respect of Indebtedness to an Affiliate, including loans to the Company by Robert M. Gutkowski.

                  (e) Issuance of Capital Stock. Issue, or permit any Subsidiary to issue, any capital stock or any warrants, rights or options to acquire any such stock, except pursuant to the Contemplated Public Offering and the exercise of outstanding Warrants and outstanding stock options granted under the 1996 and 1997 Stock Option Plans.

                  (f) Merger, Consolidation, Sale or Purchase of Assets. Merge or consolidate with or into any other Person; dissolve or liquidate; convey, transfer, lease or otherwise dispose of any of its property or assets other than in the ordinary course of business; or acquire any property or assets of any other Person other than in the ordinary course of business; or cause or permit any of its Subsidiaries to do any of the foregoing.

                  (g) Limitation on Payment Restrictions Affecting Subsidiaries. Except as set forth on the Disclosure Schedule, create or otherwise cause or suffer to exist or become effective (or permit any of its Subsidiaries to do so) any Lien or other encumbrance or restriction of any kind on the ability of any Subsidiary to (i) pay dividends or make any other distributions on such Subsidiary's capital stock or pay any Indebtedness owed to the Company or any other Subsidiary, (ii) make loans or advances to the Company or any other Subsidiary or (iii) transfer any of its property or assets to the Company or any other Subsidiary.

                  (h) Liens. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, other than (i) Liens arising by reason of (A) taxes that are not yet due, or (B) security for payment of workmen's compensation or insurance; and (ii) Liens of mechanics, materialmen, laborers, employees or suppliers arising by operation of law incurred in the ordinary course of business for sums that are not yet due.

                  (i) Transactions with Affiliates and Officers. Enter into, or permit any of its Subsidiaries to enter into, any transaction or agreement with any Affiliate or any officer or director of the Company or of any such Affiliate; or enter into, renew or extend, or permit any of its Subsidiaries to enter into, renew or extend, any agreement relating to the sale, purchase or lease of any assets, property or services with any Affiliate of the Company (other than a wholly-owned Subsidiary of the Company).

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                  7.1 Events of Default. If any of the following events (each an "Event of Default") shall occur and be continuing:

                  (a) The Company shall fail to pay any amount of principal of the Bridge Financing Note or shall fail to pay any fee provided for in Section 2.2, when each such payment is due; or shall fail to pay any amount of interest on the due date thereof or within three calendar days after written or oral notice thereof following such due date; or shall fail to pay any other fees or other amounts payable under any Loan Document within five Business Days after receipt of written notice of the amount and request for payment; or

                  (b) Any representation or warranty by the Company or any of the Subsidiary Guarantors (or any of their respective officers) under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect when made or deemed made (i) after two calendar days' written or oral notice thereof if such incorrect representation or warranty is of a type that cannot be cured or (ii) after fifteen calendar days' written or oral notice thereof if such incorrect representation or warranty is of a type that can be cured but the Company or the Subsidiary Guarantor has failed to cure such incorrect representation or warranty; or

                  (c) The Company or any Subsidiary Guarantor shall fail to perform or observe any of their respective covenants, when such covenants are in effect hereunder, contained in Section 6.1 or 6.2 (i) after two calendar days' written or oral notice thereof if such failure to perform or observe a covenant by its nature cannot be cured or (ii) after fifteen calendar days' written notice if such failure to perform or observe a covenant by its nature can be cured but the Company or the Subsidiary Guarantor has failed to do so; or

                  (d) The Company or any Subsidiary shall fail (i) to pay any Indebtedness in an aggregate outstanding principal amount of more than $100,000, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue uncured or unwaived after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or (ii) to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any such Indebtedness when required to be performed or observed, and such failure shall continue uncured or unwaived after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure to perform or observe is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (e) The Company or any of its Subsidiaries shall become not Solvent or generally fail to pay, or admit in writing its inability to pay, debts as they become due; or the Company or any of its Subsidiaries shall apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator, or other custodian for the Company or such Subsidiary or any property of any thereof, or make a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver, sequestrator, or other custodian shall be appointed for the Company or any such Subsidiary or for a substantial part of the property of any thereof and not be discharged within 60 days; or any bankruptcy, reorganization, debt arrangement, or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up, or liquidation proceeding, shall be commenced in respect of the Company or any Subsidiary, and, if such case or proceeding is not commenced by the Company or such Subsidiary, such case or proceeding shall be consented to or acquiesced in by the Company or such Subsidiary or shall result in the entry of an order for relief or shall remain for 60 days undismissed; or the Company or any Subsidiary shall take any corporate action to authorize, or in furtherance of, any of the foregoing; or

                  (f) A final judgment shall be rendered against the Company or any Subsidiary which, in whole or in part, is not fully covered by insurance, and such uninsured portion, together with all other uninsured portions of all other outstanding final judgments rendered against the Company or any Subsidiary exceeds an aggregate of $250,000, and either, within 60 days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged;

then, (i) in any such event, other than an Event of Default specified in
Section 7.1(e), the Fund may by notice to the Company declare the Bridge Financing Note, all interest thereon and all other payments payable thereunder and under each other Loan Document to be forthwith due and payable, whereupon the Bridge Financing Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Company and each of the Subsidiary Guarantors and (ii) in any Event of Default specified in Section 7.1(e), the Bridge Financing Note, all interest thereon and all other payments thereunder and under each other Loan Document shall ipso facto become and be forthwith due and payable without declaration or other act on the part of the Fund.

                                 ARTICLE VIII

                                 MISCELLANEOUS

                  8.1 Amendments, etc. No amendment or waiver of any provision of any Loan Document nor any consent to any departure by the Company or any of the Subsidiary Guarantors therefrom shall in any event be effective unless the same shall be in writing and signed by the Fund, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  8.2 No Waiver; Remedies. No failure on the part of the Fund to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  8.3 Indemnification. Each of the Company and the Subsidiary Guarantors hereby jointly and severally agrees to indemnify the Fund and its general partner, and each officer, director, employee, partner, agent and Affiliate of the Fund and its general partner (the "Indemnified Parties") for, and hold each Indemnified Party harmless from and against: (i) any and all damages, losses, claims and other liabilities of any and every kind, including, without limitation, judgments and costs of settlement, and (ii) any and all out-of-pocket costs and expenses of any and every kind, including, without limitation, reasonable fees and disbursements of one counsel for such Indemnified Parties (selected by the Fund) (all of which expenses shall be advanced to the Fund at such times as the Fund is presented with such expenses), in each case, arising out of or suffered or incurred in connection ahead with (A) any investigative, administrative or judicial proceeding or claim brought or threatened relating to or arising out of the Fund's making of the Loan pursuant to the Bridge Financing Note, or relating to or arising out of this Agreement, or the other Loan Documents or the transactions contemplated hereby and thereby, or (B) any material inaccuracy or alleged inaccuracy in any representation or warranty of the Company or any of the Subsidiary Guarantors made or incorporated by reference in this Agreement or the other Loan Documents or any material breach or alleged breach by the Company or any of the Subsidiary Guarantors of any covenant or agreement made or incorporated by reference in this Agreement or the other Loan Documents.

                  8.4 Termination.

                  (a) This Agreement may be terminated at any time prior to the Closing:

                           (i) by the mutual consent of the Fund and the
                  Company;

                           (ii) by the giving of notice by the Fund at any
                  time after December 31, 1997 (or such later date as shall have been agreed to in writing by the parties hereto), if at the time notice of such termination is given the Closing shall not have been consummated;

                           (iii) by the Fund, if there has been a material
                  misrepresentation or material breach on the part of the Company or any of the Subsidiary Guarantors in any of the representations, warranties, covenants or agreements of the Company or any of the Subsidiary Guarantors set forth herein or in any other Loan Document, or if there has been any material failure on the part of the Company or any of the Subsidiary Guarantors to comply with its obligations hereunder or in any other Loan Document; provided that the Company has received written notice of any such alleged misrepresentation or breach at least three Business Days prior to the date of termination by the Fund; or

                           (iv) by the Company if there has been a material
                  misrepresentation or material breach on the part of the Fund in any of the representations, warranties, covenants or agreements of the Fund set forth herein, or if there has been any material failure on the part of the Fund to comply with its obligations hereunder; provided that the Fund has received written notice of any such alleged misrepresentation or breach at least three Business Days prior to the date of termination by the Company.

                  (b) In the event of termination of this Agreement pursuant to Section 8.4 prior to the Closing, the Company and the Subsidiary Guarantors will continue to be obligated to pay the fees provided for in Section 2.2(a) and Section 2.2(c) and to pay the expenses of the Fund as provided in Section
8.12. The provisions of Section 8.3 of this Agreement will also survive any termination pursuant to this Section 8.4.

                  8.5 Survival of Warranties. The warranties, representations, covenants and agreements of the Company and the Subsidiary Guarantors and the Fund contained in or made pursuant to this Agreement, including the provisions of Section 8.3 and 8.12, shall survive the execution and delivery of this Agreement and the Closing. The warranties, representations, covenants and agreements of the Company and the Subsidiary Guarantors contained in Sections 4.4, 4.6, 4.8, 4.10, 4.17, 4.18, 4.19 and 4.23, the corresponding provisions of any certificate or document delivered pursuant to Section 3.2(a) and the provisions of Sections 8.3 and 8.12 shall survive the repayment of the Bridge Financing Note and all amounts payable under this Agreement and the other Loan Documents. Neither any investigation by or on behalf of the Fund nor the receipt by the Fund of any data or information from the Company or any of the Subsidiary Guarantors, shall in any way affect the right of the Fund to rely on the representations, warranties, covenants and agreements of the Company or any of the Subsidiary Guarantors or the right of the Fund to terminate this Agreement as provided in Section 8.4(a)(iii).

                  8.6 Successors and Assigns. The Fund and each assignee of the Fund may, without the consent of the Company or any of the Subsidiary Guarantors, assign its rights under this Agreement, in whole or in part, in connection with any sale or transfer to an affiliate or a partner, and, following such assignment, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Neither the Company nor any of the Subsidiary Guarantors may assign any of their rights or obligations under this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.7 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                  8.8 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.10 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified or five days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified (i) if to the Company or any of the Subsidiary Guarantors, at the following address:

                           The Marquee Group, Inc.
                           888 Seventh Avenue, 40th Floor
                           New York, New York 10019
                           (212) 977-4625

                           with a copy to:

                           Baker & McKenzie
                           805 Third Avenue
                           New York, New York 10022
                           Attn:  Amar Budarapu, Esq.
                           (212) 759-9133

                  (ii)     if to the Fund, at the following address:

                           The Huff Alternative Income Fund, L.P.
                           1776 On The Green
                           67 Park Place
                           Morristown, New Jersey 07960
                           Attn:  General Partner
                           (201) 984-1196

                           with a copy to:

                           Proskauer Rose LLP
                           1585 Broadway
                           New York, New York 10036
                           Attn:  Peter G. Samuels, Esq.
                           (212) 969-2900
or at such other address as any of the parties may designate by 10 days' advance written notice to the other parties.

                  8.11     [Intentionally omitted.]

                  8.12 Expenses. The Company agrees to pay upon presentation, all out-of-pocket fees and reasonable expenses incurred by the Fund in connection with this Agreement and the transactions contemplated hereby (whether or not the transactions contemplated hereby are consummated) including, without limitation, the reasonable fees and expenses of counsel for the Fund incurred in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby (including the reasonable fees and expenses of Proskauer Rose LLP; provided that such legal fees are not to exceed $50,000). If the Fund shall employ attorneys, or incur other costs and expenses for the collection of payments due or to become due, or for the enforcement or performance or observance of any obligation or agreement of the Company under this Agreement or the other Loan Documents, the Company agrees that it will pay, on demand, the fees of such attorneys together with all other costs and expenses incurred by the Fund in connection with the collection of amounts due under this Agreement and the other Loan Documents.

                  8.13 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  8.14 Entire Agreement. This Agreement, including the Disclosure Schedule, Exhibits, and other documents referred to herein which form a part hereof, constitutes the entire agreement between the parties hereto and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

                  8.15 Submission to Jurisdiction. Each of the Company and the Subsidiary Guarantors hereby irrevocably submits to the jurisdiction of any state or federal court sitting in the County of New York, State of New York in connection with any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

                  8.16 Waiver of Jury Trial. Each of the Company and the Subsidiary Guarantors hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers there unto duly authorized, as of the date first above written.


                                         THE MARQUEE GROUP, INC.


                                         By: /s/ Jan E. Chason
                                             -----------------------------
                                             Name:  Jan E. Chason
                                             Title: Chief Financial Officer
                                                      and Treasurer


                                         SUBSIDIARY GUARANTORS

                                         ATHLETES AND ARTISTS, INC.

                                         By  /s/ Jan E. Chason
                                             -----------------------------
                                         Title:

                                         SPORTS MARKETING & TELEVISION
                                         INTERNATIONAL, INC.

                                         By /s/ Jan E. Chason
                                             -----------------------------
                                         Title:

                                         THE HUFF ALTERNATIVE INCOME
                                           FUND, L.P.


                                         By /s/ Bryan E. Bloom
                                           -------------------------------
                                             Name:  Bryan E. Bloom
                                             Title: Attorney in Fact